Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of November ____, 2012, is made by and between Behringer Harvard Short-Term Opportunity Fund I LP., a Texas limited partnership (the “Pledgor”), and Behringer Harvard Holdings, LLC, a Delaware limited liability company (the “Lender”).

RECITALS

A.                 Assignor executed and delivered to Assignee that certain Fifth Amended and Restated Unsecured Promissory Note dated as of March 29, 2011 (the “Note”) in the original principal amount of up to Twenty Five Million Dollars ($25,000,000.00).

B.                 In connection with the Note, Pledgor and Lender have previously executed that certain Note Modification Agreement and Assignment of Proceeds dated as of July 5, 2012 (the “Prior Assignment”).

C.                 Lender has agreed to extend the time for delivery of amounts required to be delivered by Pledgor under the Prior Assignment in consideration of Pledgor’s execution of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.                  Defined Terms. Unless otherwise defined herein, terms defined in this Agreement have such defined meanings when used herein.

“Joint Ventures.” The joint ventures, partnerships, limited liability companies, corporations or other business entities which own Real Property or proceeds therefrom and in which the Pledgor is (directly or indirectly) a partner, member or shareholder.

“Loan.” Any indebtedness or obligation in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including Mortgages and mezzanine loans.

“Mortgages.” In connection with mortgage financing provided, invested in or purchased by the Pledgor, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“Net Sales Proceeds.” In the case of a transaction described in clause (i)(A) and clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction received by Pledgor, net of any Loan or other indebtedness required to repaid in connection with such transaction and net of expenses incurred by or on behalf of Pledgor, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Pledgor from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Pledgor (other than those paid by the Joint Venture). In the case of a transaction described in clause (i)(D) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Pledgor, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Properties or other assets within three hundred sixty-five (365) days thereafter (or such longer period of time as may be approved in writing by Lender) and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Pledgor in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Pledgor determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Pledgor. Net Sales Proceeds shall not include any reserves established by the Pledgor in its sole discretion.

Exhibit 10.6

“Property” or “Properties.” As the context requires, any, or all, respectively, of the Real Property acquired by the Pledgor, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

“Real Property.” Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Sale” or “Sales.” (i) Any transaction or series of transactions whereby: (A) the Pledgor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, and including any event with respect to any Property which results in the Pledgor receiving a significant amount of insurance proceeds or condemnation awards; (B) the Pledgor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Pledgor in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which results in the Joint Venture receiving insurance claims or condemnation awards; (D) Pledgor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Property or asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i)(A) through (D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties or other assets within three hundred sixty-five (365) days thereafter (or such longer period of time as may be approved in writing by Lender).

2.                  Pledge. Pledgor hereby assigns, pledges and grants to Lender a security interest in all of its right, title and interest in and to the Net Sales Proceeds from the Sale of a Property and the proceeds from the refinancing of any Loan (the “Pledged Collateral”); provided, however, that in the event that the pledge of any of the proceeds specified herein would cause Pledgor or any Joint Venture to be in default under any Loan or other credit facility, those proceeds shall be excluded from the Pledged Collateral.

3.                  Security for Obligations. This Agreement secures the payment of (a) all obligations of Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, including attorney’s fees, expenses or any additional amounts payable to Lender thereunder, (b) any fees, reimbursements or expenses otherwise owed by Pledgor (or Joint Ventures) to Lender or its subsidiaries (including, without limitation, Behringer Harvard Advisors II LP, a Texas limited partnership), and (c) all obligations of Pledgor now or hereafter existing under this Agreement (collectively, the “Obligations”). Pledgor hereby agrees that it will use commercially reasonable efforts to cause Behringer Harvard 1221 Coit LP, a Texas limited partnership (the “Coit Joint Venture”), to execute a deed of trust encumbering the land currently owned by the Coit Joint Venture (the “Coit Land”) as further security for the Obligations, in which event the Coit Land shall be included in the Pledged Collateral; provided, however, that in the event that such encumbrance on the Coit Land would cause Pledgor or any Joint Venture to be in default under any Loan or other credit facility, the Coit Land shall be excluded from the Pledged Collateral.

Exhibit 10.6

4.                  Prior Assignment. It is expressly agreed that the amounts assigned to Lender as collateral for the Loan pursuant to Section 3 of the Prior Assignment shall constitute Net Sales Proceeds under this Agreement (and thus shall constitute part of the Pledged Collateral) and shall secure the Obligations, but that any such Net Sale Proceeds now in the possession of Pledgor need not be paid to Lender if Pledgor reinvests such Net Sale Proceeds in one or more Properties or other assets within three hundred sixty-five (365) days after the date of this Agreement (or such longer period of time as may be approved in writing by Lender).

5.                  Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, at any time in its discretion and with notice to Pledgor, to transfer to, or to register in the name of, Lender or any of its nominees, the Pledged Collateral, subject to release as specified in Section 6 hereof.

6.                  Release of Collateral. Upon payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of the Pledged Collateral.

7.                  Protection of Pledged Collateral. Pledgor shall not grant a security interest in the Pledged Collateral to any other person or entity without the prior written consent of Lender.

8.                  Representations and Warranties of Pledgor. Pledgor represents and warrants that as of the date hereof:

(a)                This Agreement constitutes a valid, legal and binding obligation of Pledgor enforceable in accordance with its terms; and

(b)               The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement creates a valid first lien and a first perfected security interest in the Pledged Collateral, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement to grant to any third party a security interest in the Pledged Collateral.

9.                  Covenant of Pledgor. Pledgor covenants and agrees that it will defend Lender’s right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims of all persons.

10.              Default. In the event that Pledgor fails to perform any of its Obligations or comply with the covenants under the terms of this Agreement or the Note (each such failure, an “Event of Default”), and Pledgor fails to cure such Event of Default after fifteen (15) days written notice by Lender to Pledgor of such Event of Default, Lender shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Texas.

11.              Waivers. Pledgor assents to any extension or waiver of any obligation of Pledgor secured hereby. Lender shall have no duty with respect to the preservation or protection of the Pledged Collateral or any income thereof or the preservation or protection of any rights against other parties with respect thereto. Lender may exercise any rights it may have hereunder against Pledgor or the Pledged Collateral, after having given notice to Pledgor, whether or not it has given any other party any notice or otherwise taken any action against any other party or assets for the enforcement of such rights. No waiver or modification of any of the provisions hereof shall be binding upon Lender unless in writing and signed by a duly authorized representative thereof, and no waiver by Lender of any right it may have hereunder shall be deemed a waiver of any other rights it may have. All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently.

Exhibit 10.6

12.              Assignment. Pledgor shall not pledge, assign or otherwise transfer any or all of its rights in the Pledged Collateral, without the prior written consent of Lender.

13.              Costs. Pledgor shall pay all costs, including, without limitation, reasonable attorneys’ fees, incurred by Lender in protecting, enforcing or releasing any of Lender’s rights hereunder.

14.              Additional Documents. Upon the request of Lender, Pledgor will execute and deliver such further documents and take such further action as Lender may reasonably request in order to fully effect the purposes of this Agreement.

15.              No Violation of Existing Loan Documents. If any provision of this Agreement violates the provisions of any loan document (including, without limitation, any subordination agreement) to which Pledgor (or any Joint Venture) or Lender is a party, such provision shall be deemed modified (or deleted if necessary) to the extent necessary to cause Pledgor (or any Joint Venture) or Lender, as the case may be, to be in compliance with such loan document. Without limiting the generality of the preceding sentence, this Agreement is subject to the terms of any subordination agreement executed by Lender for the benefit of any other creditor of Pledgor.

16.              Notices. Any notice, demand, instruction or other communication required or permitted to be given hereunder shall be in writing, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Pledgor:	Behringer Harvard Short-Term Opportunity Fund I LP
Attention: Chief Legal Officer
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

To the Lender:	Behringer Harvard Holdings, LLC
Attention: Chief Legal Officer
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

17.              Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

18.              Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature Page Follows]

Exhibit 10.6

IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership

By:	Behringer Harvard Advisors II LP, a Texas limited partnership, its general partner

By: ______________________________________
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

By: ___________________________________________
Robert M. Behringer
Co-General Partner

LENDER:

BEHRINGER HARVARD HOLDINGS, LLC,
a Delaware limited liability company

By: ___________________________________________
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

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